SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2011

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities.

The shares and warrants issued in the transaction described in Item 8.01 below were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under Section 4(2).  We have agreed to file a registration statement to register these shares and warrants, and the shares issuable upon the exercise of the warrants, for sale under the Securities Act.

Section 8 - Other Events

Item 8.01 - Other Events.

On March 21, 2011, we completed the merger of Glycosan BioSystems, Inc. into our wholly-owned subsidiary OrthoCyte Corporation.  Through the merger, OrthoCyte acquired all of Glycosan's assets, including manufacturing equipment, inventory, and technology licenses, and assumed Glycosan's obligations, which at March 18, 2011 totaled approximately $252,000 and primarily consisted of trade payables, accrued salaries, legal fees, and repayment of amounts advanced to Glycosan.

Established in 2006, Glycosan has been a leader in developing, manufacturing, and marketing proprietary biocompatible hydrogels that mimic the human extracellular matrix (ECM). The human ECM is a web of molecules surrounding cells that is essential to the formation, function, and growth of discrete tissues and organs in the body. Glycosan's HyStem® hydrogels have the demonstrated ability to support the growth and directed differentiation of stem cells, and are designed as injectable, resorbable matrices for tissue engineering, regenerative medicine, and for research applications involving the laboratory culture of human cells.

OrthoCyte was formed in 2010 to develop cell-based therapies for the treatment of orthopedic diseases and injuries. OrthoCyte has compiled proprietary animal preclinical data on two tissue engineered therapeutic product candidates designated OTX-CP03 and OTX-CP07, formulated in Glycosan's hydrogel.  The data shows initial evidence of safety and efficacy in animal models of joint disease.

We expect that a number of our subsidiaries will use Glycosan HyStem® hydrogels in formulating products and technology in future stem cell-based therapeutic products, including products for the treatment of osteoarthritis.  OrthoCyte will continue the marketing of the HyStem® and other Glycosan products for research use, and may also seek regulatory approval for the use of one Glycosan hydrogel, HyStem®-Rx, as a stand-alone cell delivery device that can be used in reconstruction and cosmetic surgery in countries outside of the United States.

Former President and CEO of Glycosan, William P. Tew, Ph.D. has become Vice President, Business Development for BioTime, Inc. and OrthoCyte.

Under the terms of the Agreement and Plan of Merger, Glycosan stockholders will receive, in the aggregate, approximately 332,906 BioTime common shares, and warrants to purchase approximately 206,612 additional BioTime common shares at an exercise price of $10 per share.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	March 22, 2011	By:	/s/ Robert W. Peabody
Robert W. Peabody
Senior Vice President,
Chief Operating Officer, and
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated March 22, 2011